Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-1) and the related prospectus of Innovid Corp. of our report dated March 18, 2022, with respect to the consolidated financial statements of Innovid Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2021.

Tel Aviv, Israel	/S/ Kost Forer Gabbay & Kasierer

March 25, 2022	A Member of Ernst & Young Global